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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-28767) pertaining to the Providian Financial Corporation 1997 Stock Option Plan and the Providian Financial Corporation Stock Ownership Plan, the Registration Statement (Form S-8 No. 333-57409) pertaining to Providian Financial Corporation 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-81893) pertaining to the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan and the Providian Financial Corporation Registration Statement (Form S-3 No. 333-55937) of our report dated January 20, 2000, except as to Note 24, as to which the date is February
29, 2000, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1999.

                                               /s/ Ernst & Young LLP

March 30, 2000